EXHIBIT 5


April 28, 1995


Page America Group, Inc.
125 State Street
Hackensack, New Jersey 07601

Re:  Registration Statement on Form S-2

Gentlemen:

We have acted as counsel to you (the "Corporation") in connection with the preparation and filing of the above-captioned Registration Statement on Form S-2 (the "Registration Statement") under the Securities Act of 1933, as amended, covering 435,903 shares of the Corporation's Common Stock, $.10 par value per share, to be sold by the Selling Security Holders listed in the Registration Statement under the caption "Selling Security Holders".

We have examined copies of the Certificate of Incorporation and By-laws of the Corporation, each as amended to date, the minutes of various meetings of the Board of Directors of the Corporation and the original, photostat or certified copies of all such records of the Corporation, and all such agreements, certificates of public officials, certificates of officers and representatives of the Corporation or others, and such other documents, papers, statutes and authorities as we deemed necessary to form the basis of the opinions hereinafter expressed. In such examination, we have assumed the genuineness of signatures and the conformity to original documents of the documents supplied to us as copies.
As to various questions of fact material to such opinions, we have relied upon statements and certificates of officers of the Corporation and others.

Based upon the foregoing, we are of the opinion that all of the Shares covered by the Registration Statement have been duly authorized and are validly issued, fully paid and nonassessable.

We hereby consent to the reference to our firm under the caption "Legal Opinion" in the Prospectus. We further consent to your filing a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,



STROOCK & STROOCK & LAVAN

Exhibit 12 - Statement Re:  Computation of Ratio of
Earnings/(Loss) to Combined Fixed Charges and
Preferred Stock Dividends (In Thousands)

                                               Nine-Month
                              Year Ended       Period Ended       Year Ended         Year Ended       Year Ended
                               March 31,       December 31,        December 31,      December 31,      December 31,
                                1991             1991                 1992             1993               1994

Loss before extraordinary gain
and changes in accounting
principles (exclusive of
preferred stock dividends)        ($4,255)         ($4,107)             ($5,689)         ($6,544)           ($7,028)

Add:
  Interest                          5,587            4,952                4,783            4,032              5,102

  Amortization of debt
  issuance expense                    185              240                  213              400                305

  Interest portion of rental
  expense (a)                         540              560                  781              784              1,079

Earnings/(loss)                    $2,057           $1,645                 $ 88          ($1,328)           ($  542)


Interest                           $5,587           $4,952                $4,783          $4,032             $5,102

Amortization of debt issuance
expense                               185              240                   213             400                305

Interest portion of rental
expense (a)                           540              560                   781             784              1,079

Preferred Stock Dividends           1,321            1,450                 2,791           3,268              3,023

Combined Fixed Charges and
Preferred Stock Dividends          $7,633           $7,202                $8,568          $8,484             $9,509


Ratio of earnings/(loss) to
combined fixed charges and
preferred stock dividends            0.27              0.23                  0.01         (0.16)              (0.06)

(a) Portion of rents (one-third of total) which is deemed representative of an interest factor

Exhibit 23.1



                     CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-2) and related Prospectus of Page America Group, Inc. for the registration of 435,903 shares of its common stock and the incorporation by reference therein of our report dated April 14, 1995, with respect to the consolidated financial statements and schedule of Page America Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.




                                     ERNST & YOUNG LLP

Hackensack, New Jersey
April 26, 1995